AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                           LAZARD ASSET MANAGEMENT LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and LAZARD ASSET MANAGEMENT LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of JNL Series Trust; and

     WHEREAS, the parties wish to amend the Agreement in order to delete the JNL/Lazard Small Cap Equity Fund, which is being merged into the JNL/Mellon Capital Management Small Cap Index Fund of JNL Series Trust.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 6, 2009, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 6, 2009, attached hereto.


     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 6th day of April, 2009.


JACKSON NATIONAL ASSET                        LAZARD ASSET MANAGEMENT LLC
MANAGEMENT, LLC


By:                                           By:
Name:  MARK D. NERUD                          Name:
Title:   PRESIDENT                            Title:

                                   SCHEDULE A
                                  APRIL 6, 2009
                                     (Funds)

  ----------------------------------------------------------------------------
                        JNL/Lazard Emerging Markets Fund
  ----------------------------------------------------------------------------
                         JNL/Lazard Mid Cap Equity Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                  APRIL 6, 2009
                                 (Compensation)

----------------------------------------------------------------------------
                        JNL/LAZARD EMERGING MARKETS FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
------------------------------------------------------- --------------------
$0 to $50 Million                                               0.75%
------------------------------------------------------- --------------------
$50 to $200 Million                                             0.65%
------------------------------------------------------- --------------------
Over $200 Million                                               0.60%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                         JNL/LAZARD MID CAP EQUITY FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
------------------------------------------------------- --------------------
$0 to $250 Million                                              0.45%
------------------------------------------------------- --------------------
Over $250 Million                                               0.40%
------------------------------------------------------- --------------------